Exhibit 5.1

August 28, 2026

ZeroStack Corp.

2626 Cole Ave, Suite 300

Dallas, TX 75204

Ladies and Gentlemen:

We have acted as counsel to ZeroStack Corp., a Texas corporation (the "Company"), in connection with the Post-Effective Amendment (the "Post-Effective Amendment") to the registration statement on Form S-3 (File No. 333-287261) (the "Original Registration Statement") previously filed with the Securities and Exchange Commission (the "Commission"), with respect to the Company's adoption of the Original Registration Statement previously filed by ZeroStack Corp., an Ontario Corporation (the "Predecessor Registrant"). On August 18, 2026, the Company changed its jurisdiction of incorporation from the Province of Ontario, Canada, to the State of Texas pursuant to a plan of conversion (the "Continuance"). The Continuance was approved by the Company's shareholders in accordance with the corporate laws of Ontario, Canada at an annual and special meeting of shareholders held on July 20, 2026. As a result of and upon the effective time of the Continuance, among other things, each common share, no par value, of the Predecessor Registrant issued and outstanding immediately prior to the Continuance, converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Company. In accordance with Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), the Post-Effective Amendment is being filed by the Company to adopt the Original Registration Statement as its own registration statement, as successor to the Predecessor Registrant, for all purposes of the Securities Act. "Registration Statement" as used herein refers to the Original Registration Statement after giving effect to the Post-Effective Amendment.

The Registration Statement relates to the registration for offering and resale from time to time by the applicable selling stockholders identified in the Registration Statement (collectively, the "Selling Stockholders") of up to an aggregate of 3,806,003 shares of common stock, par value $0.0001 per share, of the Company (the "Shares") consisting of: 3,133,011 Shares (the "Private Placement Shares") and 726,992 Shares (the "Warrant Shares") underlying pre-funded warrants of the Company (the "Pre-funded Warrants") issued to the Selling Stockholders pursuant to a securities purchase agreement dated May 2, 2025, by and between the Company and each of the Selling Stockholders (the "Securities Purchase Agreement").

This opinion is being furnished at the Company's request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issuance of the Shares.

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Securities Purchase Agreement, the Registration Statement and all exhibits thereto, and corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion. We have assumed that there are no agreements or understandings between or among the Company and Selling Stockholders that would expand, modify or otherwise affect the terms of the Securities Purchase Agreement or the respective rights or obligations of any participants thereunder. We have further assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, the truthfulness of all statements of fact contained therein, and that the Private Placement Shares and the Pre-funded Warrants were issued in accordance with the terms of the Securities Purchase Agreement.

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Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, as of the date hereof:

(a) the Private Placement Shares are legally issued, fully paid and non-assessable; and

(b) the Warrant Shares will, upon their issuance in accordance with the terms of the Warrants against payment of the exercise price therefor, be legally issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the Texas Business Organizations Code, as amended.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Dorsey & Whitney LLP

NAA/JDP